EXHIBIT 5.1


                                PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21201-3018
                                 410-539-2530                     WASHINGTON
                               FAX: 410-539-0489                   NEW YORK
                                                                 PHILADELPHIA
                                                                     EASTON



                                  May 20, 1999





Sylvan Learning Systems, Inc.
1000 Lancaster Street
Baltimore, Maryland 21201

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), in connection with Sylvan's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 162,174 shares of Sylvan's common stock, par value $.01 per share (the "Shares"), which were previously issued by Sylvan and are being registered for resale by the holders thereof.

                  In this capacity, we have examined Sylvan's Charter and By-Laws, the proceedings of the Board of Directors of Sylvan relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

                  Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the Registration Statement has been duly authorized and validly issued and is fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/  Piper & Marbury L.L.P.
                                        ____________________________